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                                                                    EXHIBIT 23.3

                        CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in the Amendment No. 1 to Registration Statement (Form S-4) and related Prospectus of Heritage Media Corporation for the registration of its common stock relating to the acquisition of DIMAC Corporation and to the incorporation by reference therein of our report dated February 24, 1995, with respect to the consolidated financial statements of DIMAC Corporation included in its Annual Report, as amended (Form 10-K/A) for the year ended December 31, 1994, filed with the Securities and Exchange Commission.


                                          Ernst & Young LLP


St. Louis, Missouri
January 2, 1996